Exhibit 5.1

CONYERS DILL & PEARMAN Cricket Square, Hutchins Drive PO Box 2681, Grand Cayman KY1-1111 Cayman Islands T +1 345 945 3901 conyers.com

25 February 2020

711632

Legal – 16579118.7

1-345-814-7786
cora.miller@conyers.com

China Advanced Construction Materials Group, Inc.

9 North West Fourth Ring Road

Yingu Mansion, Suite 1708

Haidian District, Beijing

People’s Republic of China

Dear Sirs,

Re: Huitao Technology Co., Ltd. (the "Company")

We have acted as special legal Cayman Islands counsel to the Company in connection with a registration statement on Form F-3 (Registration No. 333 filed with the U.S. Securities and Exchange Commission (the "Commission") on 25 February 2020, including all amendments or supplements thereto (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") and the base prospectus (the “Prospectus”) included therein, relating to the issue and sale by the Company from time to time of the ordinary shares of the Company, par value US$0.001 each (the "Ordinary Shares"), the preference shares, par value US$0.001 each (the “Preference Shares” and together with the Ordinary Shares, the "Equity Securities", which term includes any ordinary shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with Senior Debt Securities, "Debt Securities"), warrants ("Warrants"), units (“Units”) or rights (“Rights”) consisting of any combination of the foregoing securities of the Company (collectively, the "Securities").

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.	the Registration Statement; and
2.	Prospectus.

We have also reviewed the certificate of incorporation of the Company dated 28 June 2019, a copy of the certificate of name change of the Company dated 12 July 2019, the amended and restated memorandum of association and the articles of association of the Company filed 12 July 2019 (together, the “Constitutional Documents”), each certified by the Secretary of the Company on 13 January 2020, copies of unanimous written resolutions of its directors dated 10 January 2020 (the "Resolutions"), a certificate of good standing (the “Cogs”) of the Company issued by the Registrar of Companies of the Cayman Islands and dated 25 February 2020 (the “Certificate Date”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. The Constitutional Documents, Cogs, Resolutions, Registration Statement and Prospectus are hereinafter collectively referred to as the “Corporate Documents”.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that before the Securities are issued and sold under the Registration Statement, the board of directors of the Company (the “Board”) will authorise the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and, in relation to any Preference Shares effect any necessary amendments to the amended and restated memorandum and articles of association of the Company (the “M&A”), in each case in a form acceptable to us and Cayman Islands law, and such applicable corporate proceedings (hereinafter referred to as the “Board Authorisations”) shall be in full force and effect at the time of any such issuance and sale.

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments and/or supplement thereto), the Prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the applicable Board Authorisations and, if necessary, amendments to the M&A and operative documents pursuant to which such Securities are to be sold and will file any applicable amendment and/or supplement to the Registration Statement (which may include as an exhibit thereto an amended opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Constitutional Documents of the Company nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the applicable purchase, underwriting or similar agreement, any Debt Securities, any indenture and any supplements thereto and any other agreement or other document relating to any Security will be valid and binding in accordance with its terms pursuant to its governing law; (l) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, warrant, unit, underwriting or similar agreement duly approved by the board of directors of the Company, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (m) that, upon the issue of any Equity Securities to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof, (n) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, (o) the validity and binding effect under the laws of the United States of America of the Registration Statement and Prospectus and that the Registration Statement and Prospectus will be duly filed with and declared effective by the Commission, (p) that on the date of issuance of this opinion and on issuing any Securities as contemplated by the Registration Statement or Prospectus, the Company will be able to pay its liabilities as they become due, and (q) save for the Corporate Documents, there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions contemplated by the Registration Statement; .

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The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty, and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands courts.

We express no opinion with respect to the issuance of Equity Securities pursuant to any provision of the Registration Statement or Prospectus that purports to obligate the Company to issue Shares following the commencement of a winding up or liquidation.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing.
2.	Upon the due issuance of Ordinary Shares and/or Preference Shares and payment of the consideration therefor, such Ordinary Shares and/or Preference Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).
3.	Upon the due issuance of: (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Warrants; (d) Units and/or Rights, and payment of the consideration therefor, such Securities will be validly issued and (except in the case of any Equity Securities forming part of a Unit) will constitute valid and binding obligations of the Company in accordance with the terms thereof.
4.	When a Warrant Agreement as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and by the applicable Board Authorisations or other corporate proceedings, has been duly authorised, executed and delivered by the Company, and assuming due execution and delivery by the warrant agent, such Warrant Agreement will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

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We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and to the references to our firm under the captions "Legal Matters" and "Part II, Item 9 Exhibits" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. It may not be used, circulated or otherwise referred to any other for any other purpose as set out herein.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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